UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)       May 27, 2005

                           THE BOMBAY COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)




                                  Delaware
                (State or Other Jurisdiction of Incorporation)

             1-7832                                   75-1475223
    (Commission File Number)               (I.R.S. Employer Identification No.)

   550 Bailey Avenue, Fort Worth, Texas                               76107
 (Address of Principal Executive Offices)                           (Zip Code)

                                (817) 347-8200
               Registrant's Telephone Number, Including Area Code


          (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))


Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

   The information provided in Item 2.01 below is hereby incorporated herein by reference.


Section 2 - Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

  On May 27, 2005, the Company completed the sale of a substantial portion of the assets of Bailey Street Trading Company ("Bailey Street"), a wholly-owned subsidiary involved in the wholesale distribution of a proprietary line of accent furniture, to Bailey Street Holding Company, a newly formed corporation, independent of Bombay. Under the terms of the agreement, Bombay received $4.7 million in cash in return for $1.1 million in accounts receivable and $2.3 million in inventories as well as intellectual property, equipment and facilities associated with the operations. Bailey Street Holding Company will also assume certain normal operating liabilities associated with the operations. The purchase price is subject to minor adjustments and the agreement requires Bombay to provide certain transition services for up to one year. Bombay expects to liquidate the remaining inventories not included in the sale through its retail and Internet channels. From the beginning of the fiscal year and through the ongoing liquidation of the remaining inventory, the Company is expected to generate approximately $10 million. This transaction may result in a one-time, non-cash charge of approximately $1.2 to $1.4 million relating to the costs of exiting the leased distribution center utilized by Bailey Street.

  Exiting the business will allow management to focus on its retail operations, help provide the liquidity needed to continue the Company's strategy to migrate from mall to off-mall locations and improve the overall strength of the balance sheet. During Fiscal 2004, total revenues of Bailey Street were $15.1 million.


Item 2.05.  Costs Associated with Exit or Disposal Activities.

  The information provided in Item 2.01 above is hereby incorporated herein by reference.


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

   (c)Exhibits

Exhibit No.                                   Description



    99.1                                      Press release dated June 1, 2005.

    99.2 Asset Purchase Agreement By and Among The Bombay Company, Inc., Bailey Street Trading Company and Bailey Street Holding Company, Dated as of May 27, 2005. *



* The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.




                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)



Date:June 3, 2005                       /S/ ELAINE D. CROWLEY
                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer